Exhibit 99.1

ADM Reports First Quarter Earnings of $0.59 per Share,
$0.60 per Share on an Adjusted Basis
•Net earnings of $339 million
•Adjusted EPS up 43 percent over prior-year quarter
•Improved results across all business units

CHICAGO, May 2, 2017—Archer Daniels Midland Company (NYSE: ADM) today reported financial results for the quarter ended March 31, 2017.

“Our year-over-year results improved as a company and in all four of our business segments during the first quarter, and we continue to be on course for a stronger 2017,” said ADM Chairman and CEO Juan Luciano. “Ag Services was up for the quarter, with higher results in U.S. grain and transportation operations. The Corn business delivered a good quarter, with improved performances across their portfolio. Oilseeds earnings were up, including solid results in global softseeds and from our equity investment in Wilmar. WFSI results were higher, led by WILD Flavors.

“We are continuing to execute the long-term strategic plan that we launched in 2012, and we are seeing the results. We have strengthened our core, improving our cost positions and implementing measures to improve results where necessary. Our operational excellence initiatives have delivered significant savings and efficiencies. And we continue to grow strategically by expanding into new geographies and increasing our capabilities in food, beverage and feed. Those actions contributed to the improved results we saw in the first quarter despite muted margin environments in some businesses. The continued momentum in the execution of our plan gives us confidence that we will deliver sustainable value creation.”

First Quarter 2017 Highlights

2016
As Reported	Adj	Adjusted[1]	As Reported	Adj	Adjusted[1]

Earnings per share	$0.59	$0.01	$0.60	$0.39	$0.03	$0.42

Segment Operating Profit[1]
Agricultural Services	$81	$7	$88	$75	$1	$76
Corn Processing	177	(6)	171	131	(2)	129
Oilseeds Processing	313	1	314	260	1	261
WFSI	75	—	75	70	—	70
Other	30	—	30	37	—	37
Total	$676	$2	$678	$573	$—	$573

1 Non-GAAP financial measures; see pages 4 and 9 for explanations and reconciliations, including after-tax amounts.

First Quarter 2017 Highlights (continued)

•
EPS as reported of $0.59 includes a $0.01 per share charge related to asset impairments and restructuring; a $0.01 per share LIFO gain; and certain discrete tax items of $0.01 per share. Adjusted EPS, which excludes these items, was $0.60[1].

•	Trailing four-quarter-average adjusted ROIC was 6.4 percent[1], 40 basis points above annual WACC of 6.0 percent.

•	The effective tax rate was 26 percent for the quarter compared to 25 percent in the year-ago quarter.

•	During the first quarter of 2017, the company returned $431 million to shareholders through dividends and share repurchases.

Results of Operations
Ag Services delivered improved results over the year-ago quarter. In Merchandising and Handling, North America grain showed better results, with improving grain carries and good execution volumes amid strong global demand for U.S. commodities. International merchandising was down from the year-ago quarter due to lack of merchandising opportunities and some unfavorable mark-to-market effects.

Transportation had a significantly improved quarter, led by our North America barge and stevedoring operations, which capitalized on high volumes versus the prior-year quarter.

Milling and Other had a solid quarter, but with lower volumes and margins.

Corn Processing results were significantly better than the year-ago quarter. Sweeteners and starches delivered a strong performance on improved domestic demand and higher volumes and margins from the European business. Bioproducts was up over the previous year, with very strong exports and improved margins driving solid results in ethanol. Animal nutrition was up, with improved margins in lysine offset partially by overall lower sales volumes caused by a mild winter.

Oilseeds Processing results were up over the first quarter of 2016. Crushing and origination was comparable to the year-ago period: Softseeds results were significantly higher than the previous year, as we took advantage of our softseed processing footprint and flex capacity to capitalize on margin opportunities both in North America and Europe. A competitive global protein meal market continued to pressure soybean crush margins. South America crush and origination was down, as the pace of farmer selling has not kept pace with export demand.

Refining, packaging, biodiesel and other results declined. Solid EU food oils results were offset by timing effects; North American biodiesel volumes and margins were down, while South American packaged oils and biodiesel improved.

Results in Asia improved significantly over the prior-year quarter, due to both ADM’s increased ownership stake in, and strong results from, Wilmar.

WFSI was up over the prior-year quarter. WILD Flavors improved on its solid first quarter in 2016: The EMEAI WILD Flavors business had a very strong March, led by good sales volumes in Africa and the Middle East. The WILD Flavors business in Asia also had a good quarter, thanks to strong sales in China. Specialty ingredients was slightly down for the quarter, as solid protein results in North America were offset by weaker results in some specialty ingredients, including fibers.

1 Non-GAAP financial measures; see pages 9 and 10 for explanations and reconciliations, including after-tax amounts.

Other Items of Note
As additional information to help clarify underlying business performance, the tables on page 9 include both reported EPS as well as adjusted EPS excluding significant timing effects.

Segment operating profit of $676 million as reported for the quarter includes charges of $9 million related to asset impairment and restructuring activities. Prior-year segment operating profit included restructuring charges of $2 million.

Minority interest and other corporate results improved from the prior year primarily due to improved results from our equity investment in CIP. Corporate unallocated costs were up due to ADM’s business transformation program and related IT costs, and higher people costs including benefit accruals.

The effective tax rate increased approximately 1 percent due primarily to the expiration of U.S. tax credits including the biodiesel tax credit, partially offset by changes in the forecast geographic mix of earnings.

Conference Call Information
ADM will host a webcast on May 2, 2017, at 8 a.m. Central Time to discuss financial results and provide a company update. A financial summary slide presentation will be available to download approximately 60 minutes prior to the call. To listen to the webcast or to download the slide presentation, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

Forward-Looking Statements
Some of the above statements constitute forward-looking statements. These statements are based on many assumptions and factors that are subject to risk and uncertainties. ADM has provided additional information in its reports on file with the SEC concerning assumptions and factors that could cause actual results to differ materially from those in this presentation, and you should carefully review the assumptions and factors in our SEC reports. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements.

About ADM
For more than a century, the people of Archer Daniels Midland Company (NYSE: ADM) have transformed crops into products that serve the vital needs of a growing world. Today, we’re one of the world’s largest agricultural processors and food ingredient providers, with approximately 32,000 employees serving customers in more than 160 countries. With a global value chain that includes approximately 500 crop procurement locations, 250 ingredient manufacturing facilities, 38 innovation centers and the world’s premier crop transportation network, we connect the harvest to the home, making products for food, animal feed, industrial and energy uses. Learn more at www.adm.com.

Archer Daniels Midland Company

Media Relations                    Investor Relations
Colin McBean                    Mark Schweitzer
312-634-8484                    217-451-8286

Financial Tables Follow

Segment Operating Profit and Corporate Results
A non-GAAP financial measure
(unaudited)

	Quarter ended March 31
(In millions)	2017	2016	Change

Agricultural Services Operating Profit	$81	$75	$6
Merchandising and handling (excluding specified item)	19	24	(5)
Milling and other (excluding specified item)	45	48	(3)
Transportation	24	4	20
Impairment and restructuring charges*	(7)	(1)	(6)

Corn Processing Operating Profit	$177	$131	$46
Sweeteners and starches (excluding specified items)	161	141	20
Bioproducts (excluding specified item)	10	(12)	22
Corn hedge timing effects*	7	2	5
Impairment charges*	(1)	—	(1)

Oilseeds Processing Operating Profit	$313	$260	$53
Crushing and origination (excluding specified item)	120	120	—
Refining, packaging, biodiesel, and other	59	79	(20)
Asia	135	62	73
Restructuring charges*	(1)	(1)	—

Wild Flavors & Specialty Ingredients Operating Profit (WFSI)	$75	$70	$5
WFSI	75	70	5

Other Operating Profit	$30	$37	$(7)
Financial	30	37	(7)

Segment Operating Profit	$676	$573	$103
*Memo: Adjusted Segment Operating Profit	$678	$573	$105

Corporate Results	$(218)	$(267)	$49
LIFO credit (charge)	13	(14)	27
Interest expense - net	(79)	(68)	(11)
Unallocated corporate costs	(132)	(116)	(16)
Minority interest and other charges	(20)	(69)	49
Earnings Before Income Taxes	$458	$306	$152

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit is segment operating profit adjusted, where applicable, for specified items and timing effects (see items denoted*). Timing effects relate to hedge ineffectiveness and significant mark-to-market hedge timing effects. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items and significant timing effects. Segment operating profit and adjusted segment operating profit are non-GAAP financial measures and are not intended to replace earnings before income tax, the most directly comparable GAAP financial measure. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes or any other measure of consolidated operating results under U.S. GAAP.

Consolidated Statements of Earnings
(unaudited)

	Quarter ended March 31
	2017	2016
	(in millions, except per share amounts)

Revenues	$14,988	$14,384
Cost of products sold	14,120	13,603
Gross profit	868	781
Selling, general, and administrative expenses	521	479
Asset impairment, exit, and restructuring costs	10	13
Equity in earnings of unconsolidated affiliates	(172)	(65)
Interest income	(23)	(22)
Interest expense	81	70
Other income - net	(7)	—
Earnings before income taxes	458	306
Income taxes	(118)	(76)
Net earnings including noncontrolling interests	340	230
Less: Net earnings (losses) attributable to noncontrolling interests	1	—
Net earnings attributable to ADM	$339	$230

Diluted earnings per common share	$0.59	$0.39

Average number of shares outstanding	579	597

Other (income) expense - net consists of:
Gains on sales of assets (a)	$(16)	$(3)
Other - net	9	3
	$(7)	$—

(a) Current period gain includes individually insignificant disposals in Ag Services ($11 million), Oilseeds ($3 million) and Corporate ($2 million). Prior period gain includes individually insignificant disposals in Ag Services ($2 million) and Oilseeds ($1 million).

Summary of Financial Condition
(Unaudited)

	March 31, 2017	March 31, 2016
	(in millions)
Net Investment In
Cash and cash equivalents (b)	$476	$706
Short-term marketable securities (b)	272	525
Operating working capital (a)	7,387	7,667
Property, plant, and equipment	9,771	9,891
Investments in and advances to affiliates	4,700	4,089
Long-term marketable securities	196	441
Goodwill and other intangibles	3,780	3,889
Other non-current assets	697	401
	$27,279	$27,609
Financed By
Short-term debt (b)	$420	$783
Long-term debt, including current maturities (b)	6,787	5,863
Deferred liabilities	2,917	3,050
Temporary equity	26	—
Shareholders’ equity	17,129	17,913
	$27,279	$27,609

(a)	Current assets (excluding cash and cash equivalents and short-term marketable securities) less current liabilities (excluding short-term debt and current maturities of long-term debt).

(b)	Net debt is calculated as short-term debt plus long-term debt, including current maturities less cash and cash equivalents and short-term marketable securities.

Summary of Cash Flows
(unaudited)

	Three months ended March 31
	2017	2016
	(in millions)
Operating Activities
Net earnings	$340	$230
Depreciation and amortization	225	231
Asset impairment charges	1	11
Gains on sales of assets	(16)	(3)
Other - net	(42)	88
Changes in operating assets and liabilities	(99)	(532)
Total Operating Activities	409	25

Investing Activities
Purchases of property, plant and equipment	(200)	(180)
Net assets of businesses acquired	(90)	(84)
Proceeds from sale of business/assets	25	11
Marketable securities - net	72	(50)
Other investing activities	(188)	(145)
Total Investing Activities	(381)	(448)

Financing Activities
Long-term debt payments	(2)	(4)
Net borrowings (payments) under lines of credit	263	697
Share repurchases	(248)	(296)
Cash dividends	(183)	(177)
Other	(10)	1
Total Financing Activities	(180)	221

Increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	(152)	(202)
Cash, cash equivalents, restricted cash, and restricted cash equivalents - beginning of period	688	1,003
Cash, cash equivalents, restricted cash, and restricted cash equivalents - end of period	$536	$801

Segment Operating Analysis
(unaudited)

	Quarter ended March 31
	2017	2016
	(in ‘000s metric tons)
Processed volumes
Oilseeds Processing	8,819	8,281
Corn Processing	5,544	5,742
Total processed volumes	14,363	14,023

	Quarter ended March 31
	2017	2016
	(in millions)
Revenues
Agricultural Services	$6,806	$6,480
Corn Processing	2,244	2,207
Oilseeds Processing	5,282	4,997
Wild Flavors and Specialty Ingredients	562	592
Other	94	108
Total revenues	$14,988	$14,384

Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended March 31
	2017	2016
EPS (fully diluted) as reported	$0.59	$0.39
Adjustments:
LIFO charge (credit) (a)	(0.01)	0.02
Asset impairment and restructuring charges (b)	0.01	0.01
Certain discrete tax adjustments (c)	0.01	—
Sub-total adjustments	0.01	0.03
Adjusted earnings per share (non-GAAP)	$0.60	$0.42

Memo: Corn timing effects (gain) loss (d)	(0.01)	—
Adjusted EPS excluding timing effects (non-GAAP)	$0.59	$0.42

(a)
Current quarter changes in the Company’s LIFO reserves of $13 million pretax ($8 million after tax), tax effected using the Company’s U.S. effective income tax rate. Prior quarter changes in the Company’s LIFO reserves of $14 million pretax ($9 million after tax), tax effected using the Company’s U.S. effective income tax rate.

(b)
Current quarter charges of $10 million pretax ($8 million after tax) related to impairment of certain long-lived assets and restructuring charges, tax effected using the applicable tax rates. Prior quarter charges of $13 million pretax ($8 million after tax), primarily related to software impairment and restructuring charges, tax effected using the applicable tax rates.

(c)	Certain discrete tax adjustments unrelated to current period earnings totaling $4 million related to valuation allowances.

(d)	Corn timing effect losses of $7 million pretax ($4 million after tax), tax effected using the Company's U.S. effective income tax rate.

Adjusted EPS and adjusted EPS excluding timing effects reflect ADM’s fully diluted EPS after removal of the effect on EPS as reported of certain specified items and timing effects as more fully described above. Management believes that these are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be an alternative to EPS as reported, the most directly comparable GAAP financial measure, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective quarter in order to arrive at an adjusted EPS amount for each specified item and timing effect.

Adjusted Return on Invested Capital
A non-GAAP financial measure
(unaudited)

Adjusted ROIC Earnings (in millions)
					Four Quarters
	Quarter Ended				Ended
	June 30, 2016	Sep. 30, 2016	Dec. 31, 2016	Mar. 31, 2017	Mar. 31, 2017

Net earnings attributable to ADM	$284	$341	$424	$339	$1,388
Adjustments:
Interest expense	65	78	80	81	304
LIFO	88	(85)	2	(13)	(8)
Other adjustments	(106)	82	(19)	10	(33)
Total adjustments	47	75	63	78	263
Tax on adjustments	(39)	(22)	(2)	(24)	(87)
Net adjustments	8	53	61	54	176
Total Adjusted ROIC Earnings	$292	$394	$485	$393	$1,564

Adjusted Invested Capital (in millions)

	Quarter Ended				Trailing Four
	June 30, 2016	Sep. 30, 2016	Dec. 31, 2016	Mar. 31, 2017	Quarter Average

Equity (1)	$17,655	$17,538	$17,173	$17,121	$17,372
+ Interest-bearing liabilities (2)	7,386	7,073	6,931	7,207	7,149
+ LIFO adjustment (net of tax)	99	45	47	39	58
Other adjustments	(87)	57	10	12	(2)
Total Adjusted Invested Capital	$25,053	$24,713	$24,161	$24,379	$24,577

Adjusted Return on Invested Capital					6.4%

(1) Excludes noncontrolling interests
(2) Includes short-term debt, current maturities of long-term debt, capital lease obligations, and long-term debt

Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after tax effects of interest expense, changes in the LIFO reserve and other specified items. Adjusted invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities adjusted for the after tax effect of the LIFO reserve, and other specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of LIFO inventory reserves and other specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.